Exhibit 16.14

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MDT SERIES (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganizations of PNC Multi-Factor Small Cap Growth Fund (a portfolio of PNC Funds) into Federated MDT Small Cap Growth Fund (a portfolio of Federated MDT Series), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue		August 1, 2019
J. Christopher Donahue	President and Director
(Principal Executive Officer)

/s/ John B. Fisher		August 1, 2019
John B. Fisher	Director

/s/ Lori A. Hensler		August 1, 2019
Lori A. Hensler	Treasurer
(Principal Financial Officer)

/s/ John T. Collins		August 1, 2019
John T. Collins	Director

/s/ G. Thomas Hough		August 1, 2019
G. Thomas Hough	Director

/s/ Maureen Lally-Green		August 1, 2019
Maureen Lally-Green	Director

Reorganization(s) of PNC Multi-Factor Small Cap Growth Fund into Federated MDT Small Cap Growth Fund

/s/ Charles F. Mansfield, Jr.		August 1, 2019
Charles F. Mansfield, Jr.	Director

/s/ Thomas M. O’Neill		August 1, 2019
Thomas M. O’Neill	Director

/s/ P. Jerome Richey		August 1, 2019
P. Jerome Richey	Director

/s/ John S. Walsh		August 1, 2019
John S. Walsh	Director